EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-132399), Form S-1 (Registration No. 333-87218), Form S-1 (Registration No. 333-137802), Form S-1 (Registration No. 333-161382), Form S-1 (Registration No. 333-164778), Form S-1 (Registration No. 333-164872), Form S-1 (Registration No. 333-168357), and Form S-1 (Registration No. 333-168963) of PHL Variable Insurance Company of our report dated March 21, 2011 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

March 21, 2011